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                                                       EXHIBIT 11.1



                 FOODBRANDS AMERICA, INC. AND SUBSIDIARIES

               CALCULATION OF EARNINGS PER SHARE - UNAUDITED
          (Dollar amounts in thousands, except per share figures)


                                   Three Months Ended   Six Months Ended
                                   __________________  __________________
                                   June 28,  June 29,  June 28,  June 29,
                                     1997      1996      1997      1996
                                   ________  ________  ________  ________
Income (loss) before
 extraordinary item                $(28,564)  $ 8,707  $(26,425)  $10,829
Extraordinary loss on early
 extinguishment of debt                -       (5,051)     -       (5,051)
                                   ________   _______  ________   _______

Net income (loss)                  $(28,564)  $ 3,656  $(26,425)  $ 5,778
                                   ========   =======  ========   =======

Primary earnings per share:

   Weighted average number of
    common shares outstanding         5,343    12,471     8,904    12,470
   Common stock equivalents:
     Dilutive options and warrants     -         -         -         -
                                     ______    ______    ______    ______
   Weighted average number of
    common and common equivalent
    shares outstanding                5,343    12,471     8,904    12,470
                                     ======    ======    ======    ======
   Income (loss) before
    extraordinary item               $(5.35)   $ 0.70    $(2.97)   $ 0.87
   Extraordinary loss on early
    extinguishment of debt              -       (0.41)      -       (0.41)
                                     ______    ______    ______    ______

     Net income (loss) per share     $(5.35)   $ 0.29    $(2.97)   $ 0.46
                                     ======    ======    ======    ======

Fully diluted earnings per share:

   Weighted average number of
    common shares outstanding         5,343    12,471     8,904    12,470
   Common stock equivalents:
     Dilutive options and warrants     -          193      -          193
                                     ______    ______    ______    ______
   Weighted average number of
    common and common equivalent
    shares outstanding                5,343    12,664     8,904    12,663
                                     ======    ======    ======    ======

   Income (loss) before
    extraordinary item               $(5.35)   $ 0.69    $(2.97)   $ 0.86
   Extraordinary loss on early
    extinguishment of debt              -       (0.40)      -       (0.40)
                                     ______    ______    ______    ______

     Net income (loss) per share     $(5.35)   $ 0.29    $(2.97)   $ 0.46
                                     ======    ======    ======    ======

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